UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/26/2008

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.    Material Impairments

Management of First State Bancorporation ("the Company") and its wholly-owned subsidiary, First Community Bank (the "Bank") have determined that, in connection with the recent actions taken by the United States Treasury Department and the Federal Housing Finance Agency with respect to Fannie Mae and Freddie Mac, the Company will record an additional non-cash other-than-temporary impairment charge to earnings in the third quarter of 2008 for its investment in Freddie Mac preferred stock. Management expects the amount of the additional write-down to be approximately $620,000. Management does not expect that this write-down will have a material impact on the Company's and the Bank's well-capitalized positions under regulatory guidelines.

Item 8.01.    Other Events

In the past year, the Company and the Bank began to take extensive actions to bolster the organization's capital ratios, improve its long term profitability and increase its allowance for loan losses. Management took these various steps to protect its depositors and shareholders from various factors in the marketplace that have been affecting the Company since the latter part of 2007.

Underwriting criteria and the loan approval process for various types of loans, especially those involving single and multi-family residential land and construction loans were made more conservative in the fourth quarter of 2007. At the same time, the Company began specific initiatives to address desired reductions in non-interest expenses, improvement in non-interest income, and better control of asset quality problems. These initiatives have served to reduce the Company's non-interest expenses, increase its non-interest income, and reduce the potential for certain types of loan losses, compared to what they might have been without such measures.

In the second quarter of 2008, the Bank brought its allowance for loan losses up to 2.17% of total loans, or approximately 80% of its non-performing loans. Although over 90% of the Bank's non-performing loans are secured by real estate, with most collateralized by properties with recent or current market values that are above the current carrying value of these assets, management took this action to provide a higher allowance with which to absorb loan charge offs and to allow more aggressive liquidation of problem loans. It is management's belief that the Company's allowance for loan losses as of June 30, 2008 was adequate and management has not received any indication from its regulators that would indicate otherwise. The Company will maintain an adequate allowance for loan losses in the future.

During the second quarter of 2008, the Bank significantly altered its loan growth strategy, with the objective of lowering its loan totals in the second half of 2008 and through at least the first half of 2009. New loan requests of any significant size have been limited either to existing customers or potential new customers who would maintain substantial deposit relationships with the Bank. In early July, 2008, the Company announced the closure of its two Utah branches, which had achieved substantial loan growth but essentially no deposit growth over the past six years. Allowing the existing loans in Utah to run off, or perhaps selling some of those loans outright, should assist in the reduction of the Bank's loan totals going forward. New activity in single family residential construction or land loans is extremely limited in all of the Bank's markets, which should further hasten the reduction in loan totals in future quarters, as those existing loans are allowed to run off.

The Company's non-interest expenses in the second quarter of 2008, excluding a goodwill impairment charge and OREO expenses, decreased by approximately 4.8% or $1.336 million, compared to the second quarter of 2007. First State's service charge income in the second quarter of 2008 increased by approximately 29.1% or $839,000, compared to the same quarter of 2007. Management believes that those differences are indicative of the effectiveness of the actions taken in the past year, but continues to focus substantial attention on various initiatives that we believe will have further positive impacts in the remainder of 2008 and throughout 2009.

In order to help improve the Company's and the Bank's capital ratios, the Company took action to suspend its cash dividend payments to shareholders in July, 2008 and the Bank has not declared a cash dividend to the Company since May, 2008. Neither organization will declare or pay any cash dividends for the foreseeable future. In addition, in early September, 2008, the Company began notifying the holders of its trust preferred securities that interest payments would be deferred, as allowed by the terms of those securities.

The actions listed above have been incorporated into a proposed capital plan which the Company will submit to its regulators, the Federal Reserve Bank of Kansas City and the New Mexico Financial Institutions Division (the "regulators"), in connection with an informal agreement between the Company, the Bank, and the regulators, which was entered into voluntarily by the Company and the Bank on September 26, 2008. Under the terms of the informal agreement, the Company and or the Bank agreed, among other things, to formulate a written plan to maintain a sufficient capital position at the Bank and at the Company, including attaining a tier 1 leverage ratio of 9% and a total risk-based capital ratio of 12% at the Bank level, with no date specified for achieving those levels. In addition, the Company and the Bank have agreed to maintain an adequate allowance for loan and lease losses; not to pay any dividends; not to distribute any interest, principal or other sums on trust preferred securities; not to issue or guarantee any debt or trust preferred securities; and not to purchase or redeem any shares of the Company's stock. This informal agreement can be terminated by a joint decision between the regulators if they conclude such action is warranted. Through the prior and current actions taken, the Company and the Bank are actively engaged in responding to the issues in this informal agreement. The capital plan to be submitted will include the expected reduction in total loans arising from the closure of our Utah operations and anticipated loan sales that are underway. This should allow the Company in the second half of 2008 and the first half of 2009, when combined with a moderate amount of profitability, to achieve the levels of capital outlined in the capital plan and the agreement. The Company and the Bank both currently have sufficient capital to be considered "well capitalized" under regulatory guidelines, but management and the board of directors understand the need to move towards higher capital levels, given the uncertainties in today's economic environment and capital markets.

Certain statements in this 8-K are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's current expectations or predictions of future results or events. We make these forward-looking statements in reliance on the safe harbor provisions provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this 8-K which relate to performance, development or activities that we expect or anticipate will or may happen in the future, are forward looking statements.    The discussions regarding loan growth and anticipated capital levels are forward-looking statements. Other forward-looking statements may be identified by the use of forward-looking words such as "believe," "expect," "may," "might," "will," "should," "seek," "could," "approximately," "intend," "plan," "estimate," or "anticipate" or the negative of those words or other similar expressions.

Forward-looking statements involve inherent risks and uncertainties and are based on numerous assumptions. Forward-looking statements contained herein are made only as of the date made, and we do not undertake any obligation to update them to reflect events or circumstances after the date of this report to reflect the occurrence of unanticipated events.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. These factors are included in our Form 10K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: September 29, 2008	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer